NEWS RELEASE

MVB Financial Posts Record Earnings for First Quarter 2015

•	Net income increased by 81.6 percent or $945,000, compared to the 2014 first quarter
•	Total assets increased 19.8 percent to reach $1.2 billion, compared to 2014 first quarter
•	Net loans increased 23.1 percent, reaching $825 million, compared to same quarter, prior year
•	Total deposits grew 14.8 percent to $866 million, compared to 2014 first quarter
•	Noninterest income was up 98.2 percent or $5.7 million, compared to 2014 first quarter
•	MVB Mortgage continued organic expansion adding 23 new producers and expanding to Washington, DC North Carolina and South Carolina since the end of the 2014 first quarter

FAIRMONT, W.Va., (MAY 8, 2015) – MVB Financial Corp., (OTC Markets Group OTCQB: MVBF) today announced quarterly results for the period ending March 31, 2015.  MVB Financial and its subsidiaries – MVB Bank, MVB Mortgage, and MVB Insurance (collectively "MVB") – reported total net income of $2,103,000.

First quarter results represent record earnings for MVB, reflecting a significant strengthening of its mortgage operation during the quarter. This is in part due to a favorable interest rate environment as well as organic expansion efforts. Net Income increased by 81.6 percent, or $945,000, compared to the first quarter of 2014. The record results for the quarter also bear the impact of $524,000 of interest expense on subordinated debt from the Company’s 2014 capital raise which was not present during the same quarter a year ago.

“First quarter results in all areas of MVB showed solid improvement over the prior year quarter and the fourth quarter of 2014,” said Larry F. Mazza. “Our first quarter results demonstrate the successful execution of growth goals across our organization including expanding the geographic footprint of our bank and mortgage locations,  and continued balance sheet growth, as well as growth in our fee income producing insurance business.”

Comparing results to the same quarter in the prior year 2014:

•	Net loans increased 23.1 percent, reaching $825 million.
•	Total assets increased $198 million or 19.8 percent to reach $1.2 billion.
•	Total deposits grew $112 million to $866 million or a 14.8 percent increase.
•	Net interest income grew 7.9 percent, or $551,000 to $7.5 million despite $524,000 interest expense paid on subordinated debt that did not exist during first quarter 2014.
•	Noninterest income was up 98.2 percent or $5.7 million again due to the residential mortgage and insurance business lines.
•	Net income was higher by $945,000 or 81.6 percent, compared to the year ago quarter.
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MVB Mortgage continued territory and talent expansion by adding 23 new producers in18 locations, now operating in four states (West Virginia, Virginia, North Carolina, South Carolina) and the District of Columbia.

“Our first quarter 2015 showed solid results in all areas of MVB Financial,” Mazza said. “We continue to build a financial services business that generates income across a variety of revenue streams.”

The following outlines highlights of the company’s linked quarter results for first quarter 2015:

•	Net loans increased 4.1 percent, or $32.7 million leading to an increase in total assets of 7.6 percent or $84.5 million.
•	Deposits increased 5.2 percent, or $43.1 million from the fourth quarter of 2015.
•	Net interest income increased 1.9 percent or $138,000 more than the prior quarter, reflecting continued growth in earning assets during the quarter.
•	The fee-based revenues from MVB Insurance grew 68 percent or $657,000 compared to fourth quarter 2014 strong growth in sales and new sources of revenue.
•	Total noninterest income increased by 83.3 percent or $5.2 million, reflecting the previously mentioned strengthening of the residential mortgage and insurance business lines.
•	Noninterest expense growth was held to 3.4 percent compared to the prior quarter.

Other notable events in 2015:

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In first quarter, MVB Bank opened two new branch banking locations in Fairmont, West Virginia at the I-79 Technology Park, and in downtown Charleston, West Virginia, the state’s capitol. Both new locations featured state-of-the-art automated interactive teller systems providing increased convenience for client accessibility to our services.

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Bauer Financial, Inc., the nation’s leading bank rating and research firm, again recognized MVB Bank as a 5-Star Superior bank at the end of the first quarter 2015, indicating MVB’s bank’s safety, soundness and financial strength.

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On May 1, it was announced MVB will acquire two Susquehanna branch locations in Berkeley County, West Virginia (704 Foxcroft Avenue in Martinsburg and 5091 Gerrardstown Road in Inwood) and will assume approximately $69 million of deposits and $17 million of loans.

About MVB Financial Corp.

MVB Financial Corp. (“MVB” or “MVB Financial”; OTCQB: MVBF) was formed on January 1, 2004 as a bank holding company and, effective December 19, 2012, elected to become a financial holding company. MVB Financial features multiple subsidiaries and affiliated businesses, including MVB Bank, Inc. (“MVB Bank”), Potomac Mortgage Group, Inc. which does business as MVB Mortgage, and MVB Insurance, LLC. The Company’s principal executive offices are located at 301 Virginia Avenue, Fairmont, W.Va., 26554-2777, and its telephone number is (304) 363-4800. For additional information regarding MVBF visit ir.mvbbanking.com.  The OTCQB is a market tier operated by the OTC Market Group Inc., for over-the-counter traded companies that are current in their reporting with a U.S. regulator.

Forward-Looking Statements

All statements other than statements of historical fact included herein are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21 E of the Securities Exchange Act of 1934. Such information involves risks and uncertainties that could result in the actual results of MVB Financial Corp. ("MVB Financial" or the "Company") differing from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include, but are not limited to: (i) the Company may incur loan losses due to negative credit quality trends in the future that may lead to deterioration of asset quality; (ii) the Company may incur increased charge-offs in the future; (iii) the

Company could have adverse legal actions of a material nature; (iv) the Company may face competitive loss of customers; (v) the Company may be unable to manage its expense levels; (vi) the Company may have difficulty retaining key employees; (vii) changes in the interest rate environment may have results on the Company's operations materially different from those anticipated by the Company's market risk management functions; (viii) changes in general economic conditions and increased competition could adversely affect the Company's operating results; (ix) changes in other regulations, government policies, and application of regulations affecting bank holding companies and their subsidiaries, including changes in monetary policies, may negatively impact the Company's operating results and that could negatively impact or preclude current and future acquisition activities; (x) the effects of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Basel III may adversely affect the Company; (xi) the risk that the benefits from the planned acquisition, by MVB Bank, Inc. (“MVB Bank”), of two branches of Susquehanna Bank in Berkeley County, West Virginia, may not be fully realized or may take longer to realize than expected, including as a result of changes in general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, the degree of competition in the geographic and business areas in which MVB Bank operates, integration factors, and the reaction of Susquehanna Bank clients, which bank at the two branches that are planned for acquisition by MVB Bank, to MVB Bank;  (xii) the risk that the new investments to support the growth of MVB Insurance, LLC ("MVB Insurance") may not be fully realized or may take longer than expected due to general economic and market conditions; (xiii) diversion of management time on acquisition or diversified growth issues; and, (xiv) other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  Any forward-looking statement speaks only as of the date on which it is made and we do not undertake any obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events.

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